UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 29, 2010
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On October 29, 2010, Approach Oil & Gas Inc., a subsidiary of Approach Resources Inc. (“AOG”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Magnum Hunter Resources Corporation to acquire an additional 10% working interest in the Company’s Cinco Terry field (the “Cinco Terry Working Interest”). The purchase price under the Purchase Agreement was $21.5 million, subject to customary adjustments, with an effective date of October 1, 2010.
     The Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On October 29, 2010, AOG completed the acquisition of the Cinco Terry Working Interest from Magnum Hunter Resources Corporation pursuant to the Purchase Agreement for $21.5 million, subject to customary adjustments. Funding was provided through borrowings under the $150 million revolving credit facility of Approach Resources Inc.
     The Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement dated October 29, 2010, between Magnum Hunter Resources Corporation and Approach Oil & Gas Inc.

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: November 2, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Purchase and Sale Agreement dated October 29, 2010, between Magnum Hunter Resources Corporation and Approach Oil & Gas Inc.

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

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